SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Diversified Equity Trust -- Class A Shares
Fiscal period ending:  February 28, 1997
Inception date (if less than 10 years of performance): July 1,
1994


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n    =    Number of Time Periods   1 Year    5 Years   10 Years*

P    =    Initial Investment  $1,000    N/A       $1,000

ERV  =    Ending Redeemable Value  $1,102         N/A
$1,498

T    =    Average Annual
          Total Return        10.21%    N/A       16.34%*

                   *Life of fund, if less than 10 years
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            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Diversified Equity Trust -- Class B Shares
Fiscal period ending:  February 28, 1997
Inception date (if less than 10 years of performance):  July 1,
1994


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n    =    Number of Time Periods   1 Year    5 Years   10 Years*

P    =    Initial Investment  $1,000    N/A       $1,000

ERV  =    Ending Redeemable Value  $1,112    N/A       $1,538


T    =    Average Annual
          Total Return        11.19%    N/A       17.50%*

                   *Life of fund, if less than 10 years

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            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Diversified Equity Trust -- Class M Shares
Fiscal period ending:  February 28, 1997
Inception date (if less than 10 years of performance):  July 3,
1995


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n    =    Number of Time Periods   1 Year    5 Years   10 Years*

P    =    Initial Investment  $1,000    N/A       $1,000

ERV  =    Ending Redeemable Value  $1,124    N/A       $1,327

T    =    Average Annual
          Total Return        12.43%    N/A       18.56%*

                   *Life of fund, if less than 10 years